UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2011

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 12, 2011, the Special Committee of the Board of Directors (the “Special Committee”) of EXCO Resources, Inc. (the “Company”) adopted the Rights Agreement, dated as of January 12, 2011 (the “Rights Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”), and declared a dividend distribution, payable on January 24, 2011, of one right (a “Right”) for each share of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), outstanding at the close of business on January 24, 2011 (the “Record Date”), pursuant to the terms of the Rights Agreement. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement. The following description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, which has been filed as Exhibit 4.1 to this Current Report on Form 8–K and is incorporated herein by reference.

The Special Committee adopted the Rights Agreement to enhance the ability of the Special Committee to conduct a thorough, deliberative process of exploring the Company’s strategic alternatives. In general, the Rights Agreement imposes a significant penalty upon any person or group (an “Acquiring Person”) that acquires 10% or more of the outstanding Common Stock (or, in the case of a person or group that beneficially owns 10% or more of the outstanding Common Stock on January 12, 2011, additional shares of Common Stock representing 1% or more of the number of outstanding shares of Common Stock) without the prior approval of the Special Committee (or, if the Special Committee is no longer in existence, the Board of Directors of the Company or any authorized committee thereof). Any person who enters into or has entered into a standstill agreement with the Company that has been approved by the Special Committee (or, if the Special Committee is no longer in existence, the Board of Directors of the Company or any authorized committee thereof) and that expressly states that it constitutes a standstill agreement for purposes of the definition of an “Acquiring Person” under the Rights Agreement, and any group of persons comprised solely of such persons, will be deemed not to be, and never to have been, an “Acquiring Person” for purposes of the Rights Agreement. The Special Committee (or, if the Special Committee is no longer in existence, the Board of Directors of the Company or any authorized committee thereof) may, in its sole discretion, also exempt any transaction from triggering the Rights Agreement. Any Rights held by any Acquiring Person are void and may not be exercised.

The Rights. The Special Committee authorized the issuance of one Right per each share of Common Stock outstanding on January 24, 2011. The Rights Agreement also provides, subject to specified exceptions and limitations, that shares of Common Stock issued or delivered from the Company’s treasury after the Record Date will be entitled to and accompanied by Rights. If the Rights become exercisable, each Right would allow its holder to purchase from the Company one one-hundredth (1/100th) of a share of the Company’s Series A Junior Participating Preferred Stock (the “Preferred Stock”) for a purchase price of $75.00 per share (the “Purchase

Price”). If issued, each fractional share of Preferred Stock would give the holder thereof approximately the same dividend, voting and liquidation rights as does one share of Common Stock. Prior to exercise, however, a Right does not give its holder any dividend, voting or liquidation rights.

Exercisability. The Rights will not become exercisable until the earlier of (the “Distribution Date”):

•	the close of business on the 10th calendar day following the first public announcement by the Company that a person or group has become an Acquiring Person; and

•

10 business days (or a later date determined by the Special Committee (or, if the Special Committee is no longer in existence, the Board of Directors of the Company or any authorized committee thereof)) after a person or group begins a tender or exchange offer that, if completed, would result in that person or group becoming an Acquiring Person.

Until the Distribution Date, the Common Stock certificates will also evidence the Rights and will contain a notation to that effect. Any transfer of shares of Common Stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, the Rights will separate from the Common Stock and be evidenced by right certificates, which the Company will mail to all holders of Rights that have not become void.

Flip-in Event. After the Distribution Date, if a person or group already is or becomes an Acquiring Person (a “Flip-in Event”), all holders of Rights, except the Acquiring Person, may exercise their Rights upon payment of the Purchase Price to purchase shares of Common Stock (or other securities or assets as determined by the Special Committee (or, if the Special Committee is no longer in existence, the Board of Directors of the Company or any authorized committee thereof)) with a market value of two times the Purchase Price.

Flip-over Event. After the Distribution Date, if a Flip-in Event has already occurred and the Company is acquired in a merger or similar transaction, all holders of Rights except the Acquiring Person may exercise their Rights upon payment of the Purchase Price, to purchase shares of the acquiring corporation with a market value of two times the Purchase Price.

Rights may be exercised to purchase shares of Preferred Stock only after the Distribution Date occurs and prior to the occurrence of a Flip-in Event as described above. A Distribution Date resulting from the commencement of a tender offer or exchange offer described in the second bullet point above could precede the occurrence of a Flip-in Event, in which case the Rights could be exercised to purchase shares of Preferred Stock. A Distribution Date resulting from any occurrence described in the first bullet point above would necessarily follow the occurrence of a Flip-in Event, in which case the Rights could be exercised to purchase shares of Common Stock or other securities as described above.

Expiration. The Rights will expire on January 24, 2012, unless earlier redeemed or exchanged (the “Expiration Date”).

Redemption. The Special Committee (or, if the Special Committee is no longer in existence, the Board of Directors of the Company or any authorized committee thereof) may redeem all (but not less than all) of the Rights for a redemption price of $0.001 per Right (the “Redemption Price”) at any time before the later of the Distribution Date and the date of the first public announcement or disclosure by the Company that a person or group has become an Acquiring Person. Once the Rights are redeemed, the right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the Redemption Price. The Redemption Price will be adjusted if the Company declares a stock split or issues a stock dividend on Common Stock.

Exchange. After the later of the Distribution Date and the date of the first public announcement by the Company that a person or group has become an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding shares of Common Stock, the Special Committee (or, if the Special Committee is no longer in existence, the Board of Directors of the Company or any authorized committee thereof) may exchange each Right (other than Rights that have become void) for one share of Common Stock or an equivalent security.

Anti-Dilution Provisions. The Special Committee (or, if the Special Committee is no longer in existence, the Board of Directors of the Company or any authorized committee thereof) may adjust the Purchase Price, the number of shares of Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the Preferred Stock or Common Stock. No adjustments to the Purchase Price of less than 1% will be made.

Amendments. Before such time as the Rights cease to be redeemable, the Special Committee (or, if the Special Committee is no longer in existence, the Board of Directors of the Company or any authorized committee thereof) may amend or supplement the Rights Agreement without the consent of the holders of the Rights, except that no amendment may decrease the Redemption Price below $0.001 per Right. At any time thereafter, the Special Committee (or, if the Special Committee is no longer in existence, the Board of Directors of the Company or any authorized committee thereof) may amend or supplement the Rights Agreement only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions or to make any additional changes to the Rights Agreement, but only to the extent that such changes do not impair or adversely affect any holder of Rights and do not result in the Rights again becoming redeemable. The limitations on the ability of the Special Committee (or, if the Special Committee is no longer in existence, the Board of Directors of the Company or any authorized committee thereof) to amend the Rights Agreement does not affect the power or ability of the Special Committee (or, if the Special Committee is no longer in existence, the Board of Directors of the Company or any authorized committee thereof) to take any other action that is consistent with its fiduciary duties, including without limitation accelerating or extending the Expiration Date, making any amendment to the Rights Agreement that is permitted by the Rights Agreement or adopting a new rights plan with such terms as the Special Committee (or, if applicable, the Board of Directors of the Company or any authorized committee thereof) determines in its sole discretion to be appropriate.

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 12, 2011, the Company filed a Statement of Designation of Series A Junior Participating Preferred Stock of EXCO Resources, Inc. with the Secretary of State of the State of Texas, setting forth the designations, preferences, limitations and relative rights of the Series A Junior Participating Preferred Stock. Such Statement of Designations has been filed as Exhibit 3.1 to this Current Report on Form 8–K and is incorporated herein by reference.

Item 8.01	Other Events.

On January 13, 2011, the Special Committee issued a press release. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

3.1	Statement of Designation of Series A Junior Participating Preferred Stock of EXCO Resources, Inc.

4.1	Rights Agreement, dated as of January 12, 2011, by and between EXCO Resources, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent.

99.1	Press Release, dated January 13, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO Resources, Inc.

By:	/S/ WILLIAM L. BOEING
Name:	William L. Boeing
Title:	Vice President, General Counsel and Secretary

Date: January 13, 2011

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Statement of Designation of Series A Junior Participating Preferred Stock of EXCO Resources, Inc.

4.1	Rights Agreement, dated as of January 12, 2011, by and between EXCO Resources, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent.

99.1	Press Release, dated January 13, 2011.